Exhibit 99

UNION PACIFIC REPORTS FIRST QUARTER RESULTS

FOR IMMEDIATE RELEASE:

OMAHA, Neb., April 29, 2004 – Union Pacific Corporation (NYSE: UNP) today reported $.63 per diluted share, or $165 million in income from continuing operations in the first quarter of 2004 compared to $.57 per diluted share for continuing operations in the first quarter of 2003. Including the effects of income from discontinued operations and an accounting change, first quarter 2003 net income was $1.67 per diluted share or $429 million.

Included in the 2004 first quarter expenses was a charge for the Arkansas Supreme Court decision upholding a $35.8 million jury verdict, including interest, against the Railroad for a 1998 grade-crossing accident. In addition, the Company also recorded a $38.6 million one-time reduction in state tax liabilities.

“The first quarter of 2004 challenged us both operationally and financially,” said Dick Davidson, chairman and chief executive officer. “We saw exceptionally strong demand for our services, setting records for both first quarter carloads and operating revenue. Unfortunately, several factors, including our service challenges and the impact of truly adverse weather conditions, eroded the strong revenue gain.”

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First Quarter Overview

Union Pacific Corporation reported a first quarter record $2.9 billion in 2004 operating revenue compared to last year’s $2.7 billion. Operating income in the first quarter of 2004 was $314 million compared to $369 million for the same period in 2003.

•	Commodity revenue in the first quarter of 2004 was up 7 percent to $2.8 billion, compared to $2.6 billion in 2003.

•	First quarter 2004 average revenue per car was at an all-time best of $1,214 per car, versus $1,188 last year.

•	The operating margin decreased to 10.9 percent in the first quarter of 2004 from 13.5 percent in 2003 due to increased service costs and the Arkansas Supreme Court decision.

2004 First Quarter Commodity Revenue Summary versus 2003

•	Agricultural and Industrial Products were both up 10 percent

•	Intermodal was up 9 percent

•	Chemicals and Energy were both up 4 percent

•	Automotive was down 2 percent

“The strong demand for our service is further evidence that the U.S. economy continues to pick up steam,” Davidson said. “All of our business groups, except automotive, posted gains both in revenue and carloads.”

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Looking Forward

“Looking ahead, I am confident we are taking the right steps to address our current service issues,” Davidson said. “We are continuing to hire and train new train crew personnel, acquiring additional locomotives and refocusing our quality processes. The pace of our service improvement is uncertain and there is still a great deal of progress that must be made, particularly in terms of crews on the West Coast. Demand for our service is very strong and we will work diligently to develop the resources necessary to take advantage of the opportunities ahead.”

Union Pacific Corporation owns one of America’s leading transportation companies. Its principal operating company, Union Pacific Railroad, is the largest railroad in North America, covering 23 states across the western two-thirds of the United States. A strong focus on quality and a strategically advantageous route structure enable the company to serve customers in critical and fast growing markets. It is a leading carrier of low-sulfur coal used in electrical power generation and has broad coverage of the large chemical-producing areas along the Gulf Coast. With competitive long-haul routes between all major West Coast ports and eastern gateways, and as the only railroad to serve all six gateways to Mexico, Union Pacific has the premier rail franchise in North America.

Supplemental financial information is attached.

Additional information is available at our Web site: www.up.com. Our contact for investors is Jennifer Hamann at (402) 271-4227. Our media contact is Kathryn Blackwell (402) 271-3753.

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This press release and related materials may contain statements about the Corporation’s future that are not statements of historical fact. These statements are, or will be, forward-looking statements as defined by the Securities Act of 1933 and the Securities Exchange Act of 1934. Forward-looking statements include, without limitation, statements regarding: expectations as to operational or service improvements; statements concerning expectations of the effectiveness of steps taken or to be taken to improve operations or service, including the hiring and training of train crews, acquisition of additional locomotives, infrastructure improvements and management of customer traffic on the system to meet demand; expectations as to cost savings, revenue growth and earnings; the time by which certain objectives will be achieved; proposed new products and services; estimates of costs relating to environmental remediation and restoration; expectations that claims, lawsuits, environmental costs, commitments, contingent liabilities, labor negotiations or agreements, or other matters will not have a material adverse effect on our consolidated financial position, results of operations or liquidity; and statements or information concerning projections, predictions, expectations, estimates or forecasts as to the Corporation’s and its subsidiaries’ business, financial and operational results and future economic performance, statements of management’s goals and objectives and other similar expressions concerning matters that are not historical facts.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times that, or by which, such performance or results will be achieved, including expectations of operational and service improvements. Forward-looking information is based on information available at the time and/or management’s good faith belief with respect to future events, and is subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements.

Important factors that could affect the Corporation’s and its subsidiaries’ future results and could cause those results or other outcomes to differ materially from those expressed or implied in the forward-looking statements include, but are not limited to: whether the Corporation and its subsidiaries are fully successful in implementing their financial and operational initiatives, including gaining new customers and retaining existing ones, along with containment of costs; whether the Corporation and its subsidiaries are successful in improving network operations and service by hiring and training train crews, acquiring additional locomotives, improving infrastructure and managing customer traffic on the system to meet demand; material adverse changes in economic and industry conditions, both within the United States and globally; the effects of adverse general economic conditions affecting customer demand and the industries and geographic areas that produce and consume commodities carried by us; industry competition, conditions, performance and consolidation; general legislative and regulatory developments, including possible enactment of initiatives to re-regulate the rail industry; legislative, regulatory and legal developments involving taxation, including enactment of new federal or state income tax rates, revisions of controlling authority and the outcome of tax claims and litigation; changes in securities and capital markets; natural events such as severe weather, fire, floods and earthquakes or other disruptions of our operating systems, structures and equipment; any adverse economic or operational repercussions from terrorist activities and any governmental response thereto; war or risk of war; changes in fuel prices; changes in labor costs and labor difficulties, including stoppages affecting either our operations or our customers’ abilities to deliver goods to us for shipment; and the outcome of claims and litigation, including those related to environmental contamination, personal injuries, and occupational illnesses arising from hearing loss, repetitive motion and exposure to asbestos and diesel fumes.

Forward-looking statements speak only as of the date the statements were made. The Corporation assumes no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. If the Corporation does update one or more forward-looking statements, no inference should be drawn that the Corporation will make additional updates with respect thereto or with respect to other forward-looking statements.

UNION PACIFIC CORPORATION

STATEMENTS OF CONSOLIDATED INCOME

For the Three Months Ended March 31

(Dollars in Millions, Except Per Share Amounts)

(Unaudited)

	2004	2003	Pct Chg
Operating Revenues	$2,893	$2,736	6

Operating Expenses
Salaries, Wages and Employee Benefits	1,011	964	5
Equipment and Other Rents	327	310	5
Depreciation	274	275	—
Fuel and Utilities	389	352	11
Materials and Supplies	123	103	19
Purchased Services and Other	455	363	25

Total Operating Expenses	2,579	2,367	9

Operating Income	314	369	(15)
Other Income—Net	28	13	F
Interest Expense	(135)	(151)	(11)

Income Before Income Taxes	207	231	(10)
Income Tax Expense	(42)	(83)	(49)

Income from Continuing Operations	165	148	11
Income from Discontinued Operations	—	7	U
Cumulative Effect of Accounting Change	—	274	U

Net Income	$165	$429	(62)

Basic Earnings Per Share
Income from Continuing Operations	$0.64	$0.58	10
Income from Discontinued Operations	—	0.03	U
Cumulative Effect of Accounting Change	—	1.08	U

Net Income	$0.64	$1.69	(62)

Diluted Earnings Per Share
Income from Continuing Operations	$0.63	$0.57	11
Income from Discontinued Operations	—	0.03	U
Cumulative Effect of Accounting Change	—	1.07	U

Net Income	$0.63	$1.67	(62)

April 29, 2004

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UNION PACIFIC RAILROAD

REVENUE DETAIL

For the Three Months Ended March 31

(Unaudited)

	2004	2003	Pct Chg
Commodity Revenue (000):
Agricultural	$411,259	$373,002	10
Automotive	296,801	302,133	(2)
Chemicals	410,081	394,239	4
Energy	586,464	561,395	4
Industrial Products	562,734	509,559	10
Intermodal	510,065	466,593	9

Total	$2,777,404	$2,606,921	7

Revenue Carloads:
Agricultural	230,412	214,189	8
Automotive	203,210	206,662	(2)
Chemicals	223,737	219,453	2
Energy	541,143	521,029	4
Industrial Products	364,728	340,079	7
Intermodal	724,851	692,509	5

Total	2,288,081	2,193,921	4

Average Revenue per Car:
Agricultural	$1,785	$1,741	3
Automotive	1,461	1,462	—
Chemicals	1,833	1,796	2
Energy	1,084	1,077	1
Industrial Products	1,543	1,498	3
Intermodal	704	674	4

Total	$1,214	$1,188	2

April 29, 2004

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UNION PACIFIC CORPORATION

STATEMENTS OF CONSOLIDATED FINANCIAL POSITION

As of March 31, 2004 and December 31, 2003

(Dollars in Millions)

(Unaudited)

	March 31, 2004	December 31, 2003
Assets:
Cash and Temporary Investments	$275	$527
Other Current Assets	1,577	1,562
Investments	746	726
Properties—Net	30,435	30,283
Other Assets	431	362

Total	$33,464	$33,460

Liabilities and Shareholders’ Equity:
Current Portion of Long Term Debt	$270	$167
Other Current Liabilities	2,140	2,289
Long Term Debt	7,670	7,822
Deferred Income Taxes	9,240	9,169
Other Long Term Liabilities	1,667	1,659
Common Shareholders’ Equity	12,477	12,354

Total	$33,464	$33,460

April 29, 2004

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UNION PACIFIC CORPORATION

STATEMENTS OF CONSOLIDATED CASH FLOWS

For the Three Months Ended March 31

(Dollars in Millions)

(Unaudited)

	2004	2003
Operating Activities:
Net Income	$165	$429
Income from Discontinued Operations	—	(7)
Cumulative Effect of Accounting Change	—	(274)
Depreciation	274	275
Deferred Income Taxes	109	67
Other	(216)	(170)

Cash Provided by Operating Activities	332	320

Investing Activities:
Capital Investments	(389)	(412)
Other	(94)	(50)

Cash Used in Investing Activities	(483)	(462)

Financing Activities:
Dividends Paid	(77)	(58)
Debt Repaid	(55)	(207)
Financings and Other—Net	31	345

Cash Provided by (Used in) Financing Activities	(101)	80

Net Change in Cash and Temporary Investments	$(252)	$(62)

April 29, 2004

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UNION PACIFIC CORPORATION

OPERATING AND FINANCIAL STATISTICS

Periods Ended March 31

(Unaudited)

	2004	2003	Pct Chg
Operating Statistics:
Revenue Carloads (Thousands)	2,288	2,194	4
Revenue Ton-Miles (Billions)	134.6	126.4	6
Gross Ton-Miles (GTMs) (Billions)	251.9	241.3	4
Operating Margin	10.9%	13.5%	(2.6	) pt
Operating Ratio	89.1%	86.5%	2.6	pt
Average Employees	46,838	46,270	1
GTMs (Millions) per Average Employee	5.38	5.22	3
Average Fuel Price Per Gallon	$1.02	$1.00	2
Fuel Consumed in Gallons (Millions)	348	319	9
Fuel Consumption Rate (Gal per 000 GTM)	1.38	1.32	5

Safety:
FRA Reportable Injuries (per 200,000 Person Hours)	1.91	1.66	15
FRA Reportable Incidents or Derailments per Million Train Miles	3.71	4.33	(14)

Financial:
Average Basic Shares Outstanding (Millions)	258.7	253.4	2
Average Diluted Shares Outstanding (Millions) (a)	262.5	256.2	2
Effective Tax Rate	20.3%	35.9%	(15.6	) pt
Debt to Capital (b)	38.9%	39.3%	(0.4	) pt
Lease Adjusted Debt to Capital (c)	44.2%	44.8%	(0.6	) pt
Free Cash Flow (After Dividends) (Millions) (d)	$(228)	$(200)	(14)

(a)	Excluded from 2003 were 21.8 million weighted average shares related to the Convertible Preferred Securities, as the inclusion of these securities would result in an antidilutive effect on earnings per share.
(b)	Debt to capital is computed as follows: total debt divided by total debt plus equity. 2003 numbers are as of December 31, 2003.
(c)	Lease adjusted debt to capital is computed as follows: total debt plus net present value of operating leases divided by total debt plus equity plus net present value of operating leases. 2003 numbers are as of December 31, 2003.
(d)	Free cash flow is a non-GAAP measure; however, we believe that it is important in evaluating our financial performance and measures our ability to generate cash without incurring additional external financings. The following table reconciles cash provided by operating activities (GAAP measure) to free cash flow:

	Year-to-Date
	2004	2003
Cash Provided by Operating Activities	$332	$320
Cash Used in Investing Activities	(483)	(462)
Dividends Paid	(77)	(58)
Non-Cash Financings	—	—

Free Cash Flow	$(228)	$(200)

April 29, 2004

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